UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 13, 2023

Date of Report (Date of earliest event reported)

FUNKO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38274	35-2593276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2802 Wetmore Avenue

Everett, Washington 98201

(Address of Principal Executive Offices) (Zip Code)

(425) 783-3616

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	FNKO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 13, 2023 (the “Effective Date”), Funko, Inc. (the “Company”) announced that Brian Mariotti has agreed to take a six month leave of absence from the Company and cease serving as Chief Executive Officer, effective immediately. On the Effective Date, the Company’s Board of Directors (the “Board”) removed Mr. Mariotti from the office of Chief Executive Officer and appointed Michael Lunsford as the Company’s Interim Chief Executive Officer. The Company is undertaking a search process to identify a permanent Chief Executive Officer.

Mr. Mariotti and Mr. Lunsford remain directors of the Company. While he is serving as Interim Chief Executive Officer, Mr. Lunsford will no longer serve on the Board’s Audit Committee and Compensation Committee. The Board has appointed Charles Denson to serve on the Audit Committee and Sarah Kirshbaum Levy to serve as Chair of the Compensation Committee.

Biographical information for Michael Lunsford can be found on page 11 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 1, 2023 and is incorporated herein by reference.

In connection with Mr. Lunsford’s appointment as Interim Chief Executive Officer, the Company has entered into a Letter Agreement with Mr. Lunsford, dated July 13, 2023 (the “Lunsford Letter”). The Lunsford Letter provides, among other things, that (i) Mr. Lunsford’s term of employment commenced on July 13, 2023 and will continue through the earlier of (a) July 13, 2024 and (b) the date the Company hires a replacement Chief Executive Officer, (ii) Mr. Lunsford will be paid a monthly salary of $30,000 for a minimum of 9 months, even if his employment is terminated sooner, other than for “cause” (as defined in the Lunsford Letter), and (iii) Mr. Lunsford will receive a grant of 120,000 restricted stock units under the Company’s 2019 Incentive Award Plan that will vest on July 13, 2024, subject to his continued employment through such date and subject to certain acceleration provisions in the event Mr. Lunsford is terminated other than for cause prior to July 13, 2024. Mr. Lunsford will also be eligible to participate in the Company’s employee benefit plans during his employment. The foregoing description of the Lunsford Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Lunsford Letter, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

In addition, the Company has entered into a letter with Mr. Mariotti, dated July 13, 2023 (the “Mariotti Letter”) providing for the terms of his leave of absence, or sabbatical, for a period of six months (the “Sabbatical”). Pursuant to the Mariotti Letter, Mr. Mariotti will remain an employee and a member of the Board of Directors during the Sabbatical, and will continue to receive compensation and benefits consistent with his Employment Agreement with the Company, dated as of January 3, 2022 and as amended as of December 5, 2022. Mr. Mariotti will remain eligible to receive an annual bonus for the 2023 fiscal year to be determined based on actual achievement of the applicable performance objectives and to be payable on that same date as bonuses are payable to other senior executives. During the Sabbatical. Mr. Mariotti’s equity awards will remain outstanding and continue to vest in accordance with their terms. The foregoing description of the Mariotti Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Mariotti Letter, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

10.1	Letter between the Company and Michael Lunsford, dated July 13, 2023

10.2	Letter between the Company and Brian Mariotti, dated July 13, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2023	FUNKO, INC.

	By:	/s/ Tracy D. Daw
Tracy D. Daw
Chief Legal Officer and Secretary